UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2026

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 778-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.
On July 29, 2026, V.F. Corporation (the “Company”) released its financial results for the first quarter of Fiscal 2027 within a presentation on its website and an accompanying press release. Copies of the presentation and press release are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2026, the Company announced certain changes to its senior leadership. Effective as of August 1, 2026 (the “Effective Date”), Abhishek Dalmia will be appointed as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer. In this role, Mr. Dalmia will set the Company’s financial strategy for delivering sustainable, profitable growth for its shareholders and lead the Company’s global finance operations. Mr. Dalmia will continue to serve as Chief Operating Officer, leading the Company’s Strategy, Transformation, Supply Chain and Digital teams. Mr. Dalmia, 48, joined the Company in March 2024 as Executive Vice President, Chief Strategy, Transformation and Digital Officer and served as Chief Operating Officer from April 2025 to July 2026. Before joining the Company, Mr. Dalmia served as a Managing Director and Partner at Boston Consulting Group (“BCG”), advising clients including apparel and footwear companies on digital-led commerce, brand management and marketing, consumer analytics, artificial intelligence and technology. Prior to BCG, Mr. Dalmia served as Senior Vice President, Digital at lululemon athletica inc. where he led the company’s e-commerce, digital marketing and analytics organizations globally. He also held several leadership roles at Dell Technologies Inc. (“Dell”), including leading marketing functions, e-commerce businesses and new ventures to drive digital growth and innovation. Mr. Dalmia started his career with General Electric Company and then worked for Citibank before joining Dell.
Mr. Dalmia has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Dalmia has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Dalmia and any other person pursuant to which Mr. Dalmia was appointed as an officer of the Company. In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Dalmia’s target annual bonus opportunity for Fiscal 2027 will be increased from 110% of his annual base salary to 125%, while his other compensation components remain unchanged.
On July 29, 2026, the Company also announced that, as of the Effective Date, Paul Vogel will cease serving as Executive Vice President and Chief Financial Officer and will begin serving in an advisory capacity to assist in the transition of responsibilities. Mr. Vogel’s departure is not the result of any dispute or disagreement with the Company, its Board of Directors, its management or its independent auditors, or any matter relating to the Company’s accounting principles or practices, financial statement disclosure or internal controls or any other matter. Upon his termination of service with the Company, and subject to his execution of the Company’s general release of claims, Mr. Vogel will receive payments and benefits pursuant to the Company’s Severance Plan for Section 16 Officers. The treatment of Mr. Vogel’s outstanding equity awards following his departure from the Company will be determined by the terms and conditions set forth in the applicable award agreements.
Item 7.01. Regulation FD Disclosure.
On July 29, 2026, the Company announced that its Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on September 17, 2026, to shareholders of record at the close of business on September 10, 2026.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	V.F. Corporation financial results presentation dated July 29, 2026.
99.2	V.F. Corporation press release dated July 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

		By:	/s/ Jennifer S. Sim
Jennifer S. Sim
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date:	July 29, 2026